Exhibit 99.1

Digimarc Reports Second Quarter 2024 Financial Results

Annual Recurring Revenue(1) Increases 44%

Subscription Gross Profit Margin(2) Expands to 89%

Beaverton, Ore. – August 13, 2024 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the second quarter ended June 30, 2024.

“Digimarc made significant progress on multiple fronts in Q2, highlighted by three exciting developments likely to have a profound impact on the second half of this year and beyond,” said Digimarc CEO Riley McCormack. “This progress provides further evidence that we believe Digimarc will not only unlock the massive total addressable markets (“TAMs”) on which we are focused today, but also that new TAMs can develop incredibly rapidly based on our ability to identify and authenticate physical and digital assets where other means of identification and authentication don’t work well, or don’t work at all.”

Second Quarter Financial Results

Annual recurring revenue(1) as of June 30, 2024 increased to $23.9 million compared to $16.7 million as of June 30, 2023.

Subscription revenue for the second quarter of 2024 increased to $6.4 million compared to $4.7 million for the second quarter of 2023, primarily reflecting higher subscription revenue from new and existing commercial contracts.

Service revenue for the second quarter of 2024 decreased to $4.0 million compared to $4.1 million for the second quarter of 2023, primarily reflecting lower service revenue from commercial customers.

Total revenue for the second quarter of 2024 increased to $10.4 million compared to $8.7 million for the second quarter of 2023.

Gross profit margin for the second quarter of 2024 increased to 66% compared to 56% for the second quarter of 2023. Excluding amortization expense on acquired intangible assets, subscription gross profit margin increased to 89% from 84% and service gross profit margin increased to 58% from 51% for the second quarter of 2024 compared to the second quarter of 2023.

Non-GAAP gross profit margin for the second quarter of 2024 increased to 80% compared to 74% for the second quarter of 2023.

Operating expenses for the second quarter of 2024 increased to $16.8 million compared to $16.1 million for the second quarter of 2023.

Non-GAAP operating expenses for the second quarter of 2024 increased to $14.0 million compared to $12.9 million for the second quarter of 2023.

Net loss for the second quarter of 2024 was $9.3 million or ($0.43) per share compared to $10.6 million or ($0.53) per share for the second quarter of 2023.

Non-GAAP net loss for the second quarter of 2024 was $5.0 million or ($0.23) per share compared to $5.8 million or ($0.29) per share for the second quarter of 2023.

At June 30, 2024, cash, cash equivalents and marketable securities totaled $41.5 million compared to $27.2 million at December 31, 2023.

(1) Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all of our commercial contracts as of the measurement date.

(2) Subscription Gross Profit Margin excludes amortization expense on acquired intangible assets.

Conference Call

Digimarc will hold a conference call today (Tuesday, August 13, 2024) to discuss these financial results and to provide a business update. CEO Riley McCormack, CFO Charles Beck, and CLO George Karamanos will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s prepared remarks.

The conference call will be broadcast live and available for replay here and in the investor section of the company’s website. The conference call script will also be posted to the company’s website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll Free number: 877-407-0832

International number: 201-689-8433

Conference ID number: 13743903

Company Contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

###

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is the pioneer and global leader in digital watermarking technologies. For nearly 30 years, Digimarc innovations and intellectual property in digital watermarking have been deployed at massive scale for the identification and the authentication of physical and digital items. A notable example of this is our partnership with a consortium of the world’s central banks to deter counterfeiting of global currency. Digimarc is also instrumental in supporting global industry standards efforts spanning both the physical and digital worlds. In 2023, Digimarc was named to the Fortune 2023 Change the World list and honored as a 2023 Fast Company World Changing Ideas finalist. Learn more at Digimarc.com.

Forward-Looking Statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company’s Form 10-K for the year ended December 31, 2023, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, and Non-GAAP loss per share (diluted). See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability.  Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Subscription	$6,380	$4,678	$12,142	$8,563
Service	3,999	4,052	8,175	8,010
Total revenue	10,379	8,730	20,317	16,573
Cost of revenue:
Subscription (1)	723	771	1,470	1,566
Service (1)	1,661	1,968	3,500	3,683
Amortization expense on acquired intangible assets	1,132	1,122	2,272	2,211
Total cost of revenue	3,516	3,861	7,242	7,460
Gross profit
Subscription (1)	5,657	3,907	10,672	6,997
Service (1)	2,338	2,084	4,675	4,327
Amortization expense on acquired intangible assets	(1,132)	(1,122)	(2,272)	(2,211)
Total gross profit	6,863	4,869	13,075	9,113
Gross profit margin:
Subscription (1)	89%	84%	88%	82%
Service (1)	58%	51%	57%	54%
Total	66%	56%	64%	55%

Operating expenses:
Sales and marketing	5,616	5,106	11,152	11,404
Research, development and engineering	6,644	6,161	13,385	13,987
General and administrative	4,314	4,352	8,834	8,979
Amortization expense on acquired intangible assets	271	268	543	528
Impairment of lease right of use assets and leasehold improvements	—	250	—	250
Total operating expenses	16,845	16,137	33,914	35,148

Operating loss	(9,982)	(11,268)	(20,839)	(26,035)
Other income, net	723	647	1,251	1,392
Loss before income taxes	(9,259)	(10,621)	(19,588)	(24,643)
Provision for income taxes	(11)	(2)	(20)	(20)
Net loss	$(9,270)	$(10,623)	$(19,608)	$(24,663)

Loss per share:
Loss per share — basic	$(0.43)	$(0.53)	$(0.93)	$(1.23)
Loss per share — diluted	$(0.43)	$(0.53)	$(0.93)	$(1.23)
Weighted average shares outstanding — basic	21,392	20,162	21,061	20,128
Weighted average shares outstanding — diluted	21,392	20,162	21,061	20,128

(1) Cost of revenue, Gross profit and Gross profit margin for Subscription and Service excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP gross profit	$6,863	$4,869	$13,075	$9,113
Amortization of acquired intangible assets	1,132	1,122	2,272	2,211
Amortization and write-off of other intangible assets	136	146	274	290
Stock-based compensation	156	318	409	556
Non-GAAP gross profit	$8,287	$6,455	$16,030	$12,170
Non-GAAP gross profit margin	80%	74%	79%	73%

GAAP operating expenses	$16,845	$16,137	$33,914	$35,148
Depreciation and write-off of property and equipment	(198)	(260)	(391)	(688)
Amortization of acquired intangible assets	(271)	(268)	(543)	(528)
Amortization and write-off of other intangible assets	(31)	(9)	(164)	(48)
Amortization of lease right of use assets under operating leases	(86)	(166)	(173)	(332)
Stock-based compensation	(2,250)	(2,260)	(4,828)	(4,898)
Impairment of lease right of use assets and leasehold improvements	—	(250)	—	(250)
Non-GAAP operating expenses	$14,009	$12,924	$27,815	$28,404

GAAP net loss	$(9,270)	$(10,623)	$(19,608)	$(24,663)
Total adjustments to gross profit	1,424	1,586	2,955	3,057
Total adjustments to operating expenses	2,836	3,213	6,099	6,744
Non-GAAP net loss	$(5,010)	$(5,824)	$(10,554)	$(14,862)

GAAP loss per share (diluted)	$(0.43)	$(0.53)	$(0.93)	$(1.23)
Non-GAAP net loss	$(5,010)	$(5,824)	$(10,554)	$(14,862)
Non-GAAP loss per share (diluted)	$(0.23)	$(0.29)	$(0.50)	$(0.74)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents (1)	$30,598	$21,456
Marketable securities (1)	10,863	5,726
Trade accounts receivable, net	8,071	5,813
Other current assets	3,649	4,085
Total current assets	53,181	37,080
Property and equipment, net	1,259	1,570
Intangibles, net	25,261	28,458
Goodwill	8,587	8,641
Lease right of use assets	3,844	4,017
Other assets	1,238	786
Total assets	$93,370	$80,552

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$5,689	$6,672
Deferred revenue	4,806	5,853
Total current liabilities	10,495	12,525
Long-term lease liabilities	5,617	5,994
Other long-term liabilities	90	106
Total liabilities	16,202	18,625

Shareholders’ equity:
Preferred stock	50	50
Common stock	21	20
Additional paid-in capital	411,331	376,189
Accumulated deficit	(331,376)	(311,768)
Accumulated other comprehensive loss	(2,858)	(2,564)
Total shareholders’ equity	77,168	61,927
Total liabilities and shareholders’ equity	$93,370	$80,552

(1) Aggregate cash, cash equivalents, and marketable securities was $41.5 million and $27.2 million at June 30, 2024 and December 31, 2023, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(19,608)	$(24,663)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	391	688
Amortization of acquired intangible assets	2,815	2,739
Amortization and write-off of other intangible assets	438	338
Amortization of lease right of use assets under operating leases	173	332
Stock-based compensation	5,237	5,454
Impairment of lease right of use assets and leasehold improvements	—	250
Decrease in allowance for doubtful accounts	(17)	—
Changes in operating assets and liabilities:
Trade accounts receivable	(2,236)	(6,492)
Other current assets	426	1,827
Other assets	(456)	(268)
Accounts payable and other accrued liabilities	(992)	(839)
Deferred revenue	(1,037)	4,106
Lease liability and other long-term liabilities	(386)	38
Net cash provided by (used in) operating activities	(15,252)	(16,490)

Cash flows from investing activities:
Purchase of property and equipment	(132)	(121)
Capitalized patent costs	(196)	(198)
Proceeds from maturities of marketable securities	9,623	19,984
Purchases of marketable securities	(14,753)	(8,664)
Net cash provided by (used in) investing activities	(5,458)	11,001

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	32,218	—
Purchase of common stock	(2,332)	(1,280)
Repayment of loans	(18)	(16)
Net cash provided by (used in) financing activities	29,868	(1,296)
Effect of exchange rate on cash	(16)	12
Net increase (decrease) in cash and cash equivalents (2)	$9,142	$(6,773)

Cash, cash equivalents and marketable securities at beginning of period	27,182	52,542
Cash, cash equivalents and marketable securities at end of period	41,461	34,542
(2) Net (decrease) increase in cash, cash equivalents and marketable securities	$14,279	$(18,000)

###